Exhibit 10.1

PROMISSORY NOTE

(Revolving Loan)

$25,000,000.00	March 24, 2023

       FOR VALUE RECEIVED, the undersigned, ROANOKE GAS COMPANY, a Virginia corporation (“Borrower”) unconditionally promises to pay to the order of PINNACLE BANK (the “Bank”), without offset or deduction at 202 Campbell Avenue SE, Roanoke, Virginia 24013 or such other address as Bank shall designate, in lawful money of the United States of America, the principal sum of up to TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or so much thereof as may be advanced and unpaid, together with interest at the rate(s) specified herein from the date on which any portion of the loan (the “Loan”) evidenced by this note (as modified, amended, renewed, restated or replaced from time to time, this “Note”) shall be advanced until paid in full.

1.         LOAN AGREEMENT. Terms not otherwise defined herein shall have the meaning ascribed in that certain Amended and Restated Loan Agreement dated of even date herewith by and among Bank, Borrower and certain other parties named therein (modified, amended, renewed, restated or replaced from time to time, the “Loan Agreement”). This Note is the “Revolving Note” as such term is defined in the Loan Agreement and is subject to the terms and provisions of the Loan Agreement. All rules of construction set forth in the Loan Agreement shall apply to this Note. So long as no Event of Default has occurred or is continuing, the principal sum hereof may be advanced periodically in accordance with the terms of the Loan Agreement, and Bank is hereby authorized to make such advances under this Note as set forth in the Loan Agreement; provided, however, that for the avoidance of doubt, the maximum amount of principal available hereunder shall be governed and controlled by the terms of the Loan Agreement notwithstanding the maximum face amount of this Note.

2.         DEFINED TERMS. As used in this Note, the following terms shall have the meanings indicated below:

“Applicable Rate” means, for any day, Term SOFR (or, if applicable, the Benchmark Replacement) for a one-month tenor in effect on such day plus one and one tenth percent (1.10%). Any change in Term SOFR or the Benchmark Replacement shall be effective from and including the effective date of such change in Term SOFR or the Benchmark Replacement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Note or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3(d) hereof.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Bank giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Bank giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions’ (“IOSCO”) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with IOSCO’s Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of an “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

“Dollar” and “$” means the lawful money of the United States of America.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Interest Period” means, the period commencing on the date of the applicable advance made to Borrower and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof); provided that (i) if the Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Maturity Date.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

3.        INTEREST RATE. The principal balance of this Note will bear interest at the Applicable Rate. The Applicable Rate is not necessarily the lowest rate, or the basis for the lowest rate, charged by Bank on its loans. In no event shall the Applicable Rate exceed the maximum rate allowed by applicable law. Interest shall be calculated on the basis of a 360-day year using the actual number of days for which the calculation is being made. If Borrower makes payments of interest, fees or other charges, however denominated, which payments result in an effective Applicable Rate exceeding the maximum rate of interest allowed under applicable law, then any such excess is hereby waived by Bank and shall be applied in reduction of the principal balance hereof or, if such excess is greater than the unpaid principal amount hereof, the difference shall be paid by Bank to Borrower. In connection with the use or administration of Term SOFR, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to any other Loan Document. Bank will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

4.        DEFAULT RATE. Following the occurrence and during the continuance of an Event of Default or after the maturity of this Note, whether by acceleration or otherwise, interest will be due and payable on the unpaid principal balance at an annual rate equal to three percent (3%) above the Applicable Rate otherwise in effect from time to time (the “Default Rate”).

5.       REPAYMENT TERMS. Consecutive monthly payments of accrued interest on the outstanding principal balance of this Note shall be due and payable in arrears on the first (1st) day of each month, commencing April 1, 2023 and continuing on the same day of each month thereafter until fully paid; provided, however, that if the scheduled payment date is not a Business Day, then any payment scheduled to be made on such day shall instead be made on the next succeeding Business Day. The entire outstanding principal balance, together with all accrued but unpaid interest thereon, if any, and all other charges hereunder shall be due and payable on March 31, 2024 (the “Maturity Date”).

6.         PREPAYMENT. Borrower may prepay the Loan, in whole or in part, at any time and from time to time, without premium or penalty of any kind. A partial prepayment shall not postpone the due date of any subsequent scheduled payment.

7.       APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations due under this Note shall be applied first to unpaid late charges or other fees or charges due under the Loan Documents, then to accrued but unpaid interest, and the balance to the reduction of principal and payment of Obligations, in each case as deemed appropriate by Bank in its sole discretion. Upon the occurrence and during the continuance of an Event of Default, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank. If any payment received by Bank under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

8.         BENCHMARK REPLACEMENT.

(a)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, this Note shall be deemed amended to replace the then-current Benchmark with the Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Bank notifies Borrower of such Benchmark Replacement; provided, however, that no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Loan Document.

(c)         Notices; Standards for Decisions and Determinations. Bank will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Bank will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3(d). Any determination, decision or election that may be made by Bank pursuant to this Section 3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Note or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.

(d)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with IOSCO’s Principles for Financial Benchmarks, then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with IOSCO’s Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Bank may modify the definition of “Applicable Rate” and/or “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

9.         LATE CHARGE. At the option of Bank, Borrower agrees to pay a service charge of up to five percent (5.0%) of any installment, including any required tax and insurance accruals, not paid within seven (7) days following the due date thereof, which service charge is to cover the extra expense involved in handling late payments.

10.      DEFAULT AND ACCELERATION. If (a) subject to the applicable notice and cure period set forth in the Loan Agreement, any monthly installment under this Note is not paid when due, or (b) subject to any applicable grace, notice and/or cure period set forth in the Loan Agreement, the undersigned or any other Obligor fails to timely observe or perform any covenant, condition or undertaking contained herein or in the Loan Agreement or any other Loan Document, or there shall exist any default or event of default (however denominated) under any of the Loan Documents (an “Event of Default”); then after the occurrence of an Event of Default and following the expiration of any applicable grace, notice or cure period set forth in the Loan Agreement, (i) to the extent applicable, Bank shall have no further obligation to initiate additional advances under the Loan, and (ii) without additional notice or demand, at the option of Bank, the entire outstanding principal balance of this Note, together with all accrued, unpaid interest thereon and all other charges due hereunder or under any other Loan Document shall at once become due and payable in full, and Bank shall have the right to exercise all rights and remedies available to it under the Loan Documents and/or applicable law. Failure to exercise any such option or right shall not constitute a waiver of the right to exercise any such option or right in the event of any subsequent Event of Default. In addition, Bank shall have the right, immediately and without notice or further action by it, to set-off against this Note all obligations for money or money’s worth owed by Bank in any capacity to Borrower, whether or not due.

11.        WAIVERS; COVENANTS AND CONDITIONS. Borrower hereby waives presentment, demand, protest and notice of dishonor; waives the benefit of all homestead and similar exemptions as to this Note; waives any right which it may have to require Bank to proceed against Borrower, any other Obligor or any property securing this Note, and agrees that its liability hereunder shall not be affected or impaired by the release or discharge of any Obligor from liability hereunder, the release or discharge of any collateral securing this Note or by any failure, neglect or omission of Bank to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by Bank to secure this Note is invalid or unperfected; agrees to pay all reasonable costs and expenses incurred by Bank in connection with the enforcement of this Note, and the collection of the indebtedness evidenced hereby, and the collection of any judgment rendered hereon, and/or the preservation or disposition of any property or collateral securing the payment hereof, and/or the defense of any claim arising out of, or in any way related to, this Note or any deed of trust or security agreement or other instrument securing this Note or related to the making of the Loan evidenced hereby, including, without limitation, reasonable attorney’s fees if this Note is placed in the hands of an attorney for collection, or if Bank finds it necessary to secure the services or advice of an attorney with regard to collection hereof or the preservation or disposition of any property or collateral securing this Note. This Note may be renewed, extended, modified, refinanced or otherwise amended (specifically including, but not limited to, an increase of the principal amount due hereunder and the Applicable Rate) by agreement between Bank and Borrower without notice to any Obligor or any other party. No such renewal, extension, modification, refinance or amendment or otherwise shall be deemed or construed as a release by Bank of any Obligor or any other party from its obligations, regardless of whether such party had any notice thereof.

12.        NOTICES. All notices, requests, demands and other communications with respect hereto shall be given in accordance with the provisions of the Loan Agreement.

13.       SAVINGS CLAUSE. Nothing contained herein shall be construed or shall operate either presently or prospectively (a) to require Borrower to make any payment or to take any action contrary to applicable law or (b) to permit Bank to take any action contrary to applicable law. Should any one or more of the terms, provisions, covenants or conditions of this Note or any other Loan Document be held to be void, invalid, illegal or unenforceable in any respect, the same shall, at the option of Bank, not affect any other term, provision, covenant or condition of this Note or such Loan Document, but the remainder hereof or thereof, as applicable, shall be effective as though such term, provision, covenant or condition had never been contained herein or therein, as applicable.

14.        SUBSTITUTED SERVICE OF PROCESS. It is understood and agreed that Borrower thereby subjects itself to the in personam jurisdiction of any duly constituted Court of the Commonwealth of Virginia (upon compliance with procedural laws and rules of the Commonwealth of Virginia) wherein any action may be brought by the holder of this Note for the enforcement thereof.

15.        BUSINESS PURPOSES. Borrower hereby represents to Bank that the Loan is for business purposes and no part of the proceeds of this Note will be used for personal, family or household purposes.

16.        PATRIOT ACT NOTICE. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

17.        TIME OF THE ESSENCE. Time is of the essence as to each and every provision of this Note and the Loan Documents.

18.       MISCELLANEOUS PROVISIONS. The term “Bank” used herein shall include any future holder of this Note. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, legal and personal representatives, successors and assigns. The undersigned covenant and agree that if an Event of Default occurs under this Note, the Event of Default shall constitute a default in any and all other notes wherein Borrower is the obligor and Bank is the obligee.

19.       WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY IN REGARD TO ANY CAUSES OF ACTION, CLAIMS, OBLIGATIONS, DAMAGES OR ANY COMPLAINTS WHICH BORROWER MAY HAVE RISING OUT OF THIS NOTE, OR ANY OF THE LOAN DOCUMENTS, OR IN ANY ACTION OR PROCEEDING WHICH THE HOLDER HEREOF MAY BRING TO ENFORCE ANY PROVISION OF THE LOAN DOCUMENTS. BY EXECUTION OF THIS NOTE BORROWER HEREBY REPRESENTS THAT BORROWER IS REPRESENTED BY COMPETENT COUNSEL WHO HAS FULLY AND COMPLETELY ADVISED BORROWER OF THE MEANING AND RAMIFICATIONS OF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY.

20.       LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

[SIGNATURE PAGE FOLLOWS]

PROMISSORY NOTE

(Revolving Loan)

[SIGNATURE PAGE]

WITNESS the following signature and seal as of the date first written above.

BORROWER:

ROANOKE GAS COMPANY, a Virginia corporation

By: /s/ Paul W. Nester (SEAL) Paul W. Nester, President and CEO

and

By: /s/ Jason A. Field (SEAL) Jason A. Field, Vice President, CFO and Treasurer